CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the reference to our firm under the caption "Financial Statements and Experts", and to the incorporation by reference of our report dated July 21, 2005, on the financial statements and financial highlights of VALIC Company I as of and for the year ended May 31, 2005 in the Registration Statement filed on Form N-14.



                                          ERNST & YOUNG LLP

Houston, Texas
November 2, 2005